                                      LEASE


     THIS LEASE, made this 22nd day of July, 1996, between DELUXE CORPORATION, a Minnesota corporation, (hereinafter designated as "Landlord") and NORTHSTAR COMPUTER FORMS, INC., a Minnesota corporation, (hereinafter designated "Tenant");

     WITNESSETH:

     ARTICLE 1 - PREMISES AND TERM. The Landlord, in consideration of the rental herein agreed to be paid by the Tenant and the other conditions, agreements and stipulations of the Tenant herein expressed and agreed to be kept and performed by the Tenant, does hereby demise and lease unto the Tenant the building containing approximately 40,000 square feet situated in the City of St. Paul, County of Ramsey, State of Minnesota, located at 2341 St. Croix Street, Roseville, MN 55113, together with parking areas, sidewalks and yard areas adjacent thereto, all legally described in the attached Exhibit A hereinafter referred to as the "leased premises".

     TO HAVE AND TO HOLD the leased premises and appurtenances for a term commencing July 22, 1996, and shall continue for a period of One (1) year and nine (9) days unless sooner terminated, as hereinafter provided until July 31, 1997. Tenant shall have the option to extend the term for an additional six (6) calendar months on the same terms and conditions, which option must be exercised by written notice given by Tenant to Landlord not less than ninety (90) days prior to expiration of the initial term.

     ARTICLE 2 - RENT. Landlord reserves and Tenant covenants to pay to Landlord, without demand, at its office, or at such other place as Landlord may, from time to time, designate in writing, a gross rent of Two Hundred Thousand Dollars ($280,000.00) for the term payable in monthly installments of $23,333.33 per month on the first day of each and every calendar month in advance during the year of the term. Partial months shall be pro-rated.

     ARTICLE 3 - BUSINESS USE. The leased premises shall be used and occupied by Tenant for operation as a printing facility or for any other legal purpose.

     ARTICLE 4 - CERTIFICATION THAT LEASE IS IN FULL FORCE AND EFFECT. For the purposes of mortgaging the leased premises or for the sale of the leased premises, Tenant shall, at any time, on fifteen (15) days' prior written notice by Landlord, execute, acknowledge, and deliver to Landlord a written statement certifying that this Lease continues unmodified and is in full force and effect (or if there have been modifications, that this Lease continues in full force and effect as modified and stating the modifications), and the dates to which the rent and the additional rent have been paid, and stating whether Tenant is in default in performing any covenant to this Lease, and, should Tenant be in default, specifying each and every such default.

     ARTICLE 5 - CARE OF PREMISES. Tenant shall, at its expense, keep the leased premises used by it and all of Tenant's leasehold improvements used by it in a clean, safe and sanitary and a good and reasonable condition.

     ARTICLE 6 - REPAIRS. Tenant shall at all times keep the interior non-structural components of leased premises and all of Tenant's leasehold improvements in a good state of repair subject to ordinary wear. Landlord shall be responsible for maintenance, repair or replacement of exterior walls and entrances, all glass, and window moldings, parking areas, striping, seal-coating thereof and the surface thereof, floors, lighting, heating and plumbing fixtures, utility lines, roof, heating and air conditioning systems any of which are located in or about the leased premises in good order and condition. Structural portions of the building shall be the responsibility of Landlord. For purposes of this Article, structural portions of the building shall include the outer walls, roof, foundation and supporting members of the building structure of which the leased premises constitute a part. If the exterior walls entrances, glass, window moldings, parking areas, striping, seal coating (or the surface thereof), floors, lighting, plumbing fixtures, utility lines, roof, heating or air conditioning systems located in or about the leased premises fall into a state of disrepair or become damaged or destroyed through the negligence, carelessness or misuse of Tenant or its agents or employees, the cost of the necessary maintenance, repair or replacement shall be the responsibility of Tenant.

     ARTICLE 7 - SIGNS. The Tenant may erect, place or display or allow to be erected, placed, or displayed any lettering, sign, advertisement, awning, or other projection in or on the leased property or in or on the building of which it forms a part without the Landlord's consent.

     At the end of the term of this Lease or of any renewal thereof, the Tenant shall remove its signs at its own expense and repair any damage to the demised premises resulting from the erection, maintenance, or removal of its sign.

     ARTICLE 8 - ALTERATIONS, INSTALLATIONS, FIXTURES. Except as hereinafter provided, Tenant shall not make any alterations in or additions to the leased premises which exceed $50,000.00 in costs without the written consent of Landlord and alterations or additions under $50,000.00 may be made without the consent of the Landlord. If alterations become necessary because of the application of laws or ordinances or of the directions, rules or regulations of any regulatory body, Landlord shall make such alterations at its own cost and expense. At the expiration or sooner termination of this Lease, Tenant, at the option of the Landlord, shall return the premises to their original condition, subject to normal wear and tear. Title to any and all such leasehold improvements, alterations, installations or additions shall revert to Landlord upon expiration or sooner termination of this Lease at Landlord's option at Tenant's option.

     ARTICLE 9 - COVENANTS TO HOLD HARMLESS. Unless the liability for damage or loss is caused by intentional acts or the negligence of Landlord, its agents or employees, Landlord shall be held harmless by Tenant from any liability for damages to any person or property in or upon the leased premises, including the person and property of Tenant and its employees and all persons in the building at its or their invitation. All property kept, stored or maintained in the leased premises shall be so kept, stored or maintained at the sole risk of

Tenant. Tenant agrees to pay all sums of money in respect of any labor, services, materials, supplies, or equipment furnished or alleged to have been furnished to Tenant in or about the leased premises, and not furnished on order of Landlord, which may be secured by any Mechanic's, Materialmen's or other lien against the leased premises or the Landlord's interest therein and will cause each such lien to be discharged at the time performance of any obligation secured thereby matures. Landlord shall have the right to post and maintain on the leased premises, notice of non-responsibility under the laws of Minnesota. Tenant shall have the reasonable right to protest any such Mechanic's, Materialmen's or other such lien through appropriate legal proceedings provided Tenant shall provide Landlord a bond or other evidence satisfactory to Landlord evidencing Tenant's ability to pay such lien even if so contested.

     ARTICLE 10 - ASSIGNMENT OR SUBLETTING. Tenant may not sell, assign, mortgage, pledge, sublease, or transfer this Lease or any estate or interest thereunder without the previous written consent of Landlord in each instance.


     Landlord's right to assign this Lease is and shall remain unqualified.

     ARTICLE 11 - UTILITY SERVICE. Gas, Water, and Electricity. Landlord agrees to cause mains, conduits, and other facilities to be provided to the property lines and to supply gas, water, electricity and sanitary sewer to the property lines. Tenant shall pay, when billed, for all water, gas and electricity or other utility services used in the leased premises.

     ARTICLE 12 - EMINENT DOMAIN. In the event of any eminent domain or condemnation proceeding commenced by the filing of a petition in respect to the leased premises during the term hereof, the following provisions shall apply:

     (a) TOTAL CONDEMNATION OF LEASED PREMISES. If the whole of the leased premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date possession shall be taken in such proceeding and all rentals shall be paid up to that date and Tenant shall have no claim against Landlord nor the condemning authority for the value of any unexpired term of this Lease.

     (b) PARTIAL CONDEMNATION. If any part of the leased premises shall be acquired or condemned as aforesaid, and in the event that such partial taking or condemnation shall render the leased premises substantially unsuitable for the business of the Tenant in the reasonable opinion of Tenant, then the term of this Lease shall cease and terminate as of the date possession shall be taken in such proceeding. Tenant shall have a claim against Landlord or the condemning authority for the value of any unexpired term of this Lease and rent shall be adjusted to the date of such termination. In the event of a partial taking or condemnation which is not extensive enough to render the premises unsuitable for the business of the Tenant in the reasonable opinion of the Tenant and Landlord, then Landlord shall promptly restore the leased premises so as to constitute the remaining premises a complete architectural unit, and this Lease shall continue in full force and effect with a proportionate abatement of rent based on the portion of the leased premises

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         taken.  The rent shall also abate during
         restoration as to the portion of the leased premises rendered untenantable.

     (c) TENANT'S DAMAGES. Tenant shall have the further right to claim and recover from the condemning authority such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any cost or loss to which Tenant might be put in removing and relocating Tenant's inventory, merchandise, equipment and personal property.

     (d) LANDLORD'S DAMAGES. In the event Landlord seeks any recovery from the condemning authority, Tenant shall provide reasonable cooperation to Landlord in such pursuit, provided such action shall not be detrimental to Tenant's own claim for damages.

     ARTICLE 13 - DAMAGE.

     (a) PARTIAL OR TOTAL DESTRUCTION. In case the leased premises shall be partially or totally destroyed by fire or other casualty insurable under full standard fire and extended coverage insurance so as to become partially or totally untenantable, the same, unless either party shall elect to terminate this Lease as provided for in subparagraph (b) below, shall be repaired as speedily as possible at the cost of Landlord and a portion of the rent based upon the amount of the leased premises rendered untenantable shall be abated until so repaired.

     (b) In the event the leased premises shall be substantially destroyed due to a cause which is not insurable under such insurance, either party may elect, within ten (10) days of such event by sending written notice thereof, to terminate this Lease. In the event that such partial or total destruction shall be to the extent that (i) the cost of repair is reasonably estimated to exceed thirty-five (35%) percent of the replacement cost of the building and improvements, or (ii) the reasonably estimated time period for repair will exceed three (3) months or will extend beyond the expiration date of the Lease term, as extended by an exercise of the renewal option, either party may elect to terminate this Lease within ten (10) days of such event by sending written notice thereof to the other. Upon such termination, the parties shall remain liable for their obligations which accrued prior to the termination. Such termination shall be retroactive to the date of casualty, but Tenant shall be permitted reasonable opportunity post termination to remove its property.

     (c) FIRE INSURANCE PROVISION.

         (1) Landlord hereby waives and releases all claims, liabilities and causes of action against Tenant and its agents, servants and employees for loss or damage to, or destruction of, the leased premises or buildings and other improvements situated on the property resulting from fire, explosion or the other perils included in standard extended coverage insurance, whether caused by the negligence of any of said persons or otherwise. Likewise, Tenant hereby waives and releases all claims, liabilities and causes of action against Landlord and its agents, servants and employees or other tenants in the building for loss or damage to, or destruction of, any of the improvements, fixtures, equipment, supplies, merchandise and other property, whether that of Tenant or of others in, upon or about the leased premises or the buildings or improvements of which the leased premises are a part resulting from fire, explosion or the other perils included in standard extended coverage insurance, whether caused by the negligence of any of said persons or otherwise.

         (2) Landlord will keep in force a standard form of Fire and Extended Coverage Insurance with replacement cost endorsement in the event of damage or destruction of the building and including public liability insurance of the Landlord with respect to the leased premises with limits of $500,000 for injury or death to any one person, $1,000,000 for injury or death to more than one person, and $500,000 with respect to damage to property. The Tenant shall not pay any of the annual cost of such insurance premiums. Tenant shall have sole responsibility to insure its leasehold improvements, trade fixtures, fixtures, furnishings, inventory, personal property and equipment.

     ARTICLE 14 - SURRENDER. On the last day of the term demised or on the sooner termination thereof, Tenant shall peaceably surrender the leased premises in good order and condition, casualty loss only excepted. On or before the last day of the term or the sooner termination thereof, Tenant shall, at its expense, remove its trade fixtures, personal property and equipment and signs from the leased premises and any property not removed shall be deemed abandoned. Any damage caused by Tenant in the removal of such items shall be repaired by and at Tenant's expense. All alterations, additions, improvements and fixtures (other than Tenant's trade fixtures and equipment) which shall have been made or installed by either Landlord or Tenant upon the leased premises and all flooring shall remain upon and be surrendered with the leased premises as a part thereof, without disturbance, molestation or injury, and without charge, at the expiration or termination of this Lease.

     ARTICLE 15 - DEFAULT OF TENANT AND REMEDIES.

     (a) RIGHT TO RE-ENTER. In the event of any failure of Tenant to pay any rental within five (5) days written notice after the same shall be due, or any failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than thirty (30) days after written notice of such other default shall have been given to Tenant, (or in the event such other default cannot reasonably be cured within thirty (30) days and Tenant commences to cure and diligently pursue a course of action to so cure and continue towards completion then for a reasonable period of time thereafter, or if an agent of Tenant shall substantially falsify any report required to be furnished to Landlord pursuant to the terms of this Lease, or if Tenant or any guarantor of this Lease

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         shall become bankrupt or insolvent, or file any debtor proceedings or take or have against Tenant or any guarantor of this Lease in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's or any such guarantor's property, or if Tenant or any such guarantor makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, or suffer this Lease to be taken under any writ of execution, then Landlord, besides other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the leased premises in accordance with applicable law.

     (b) RIGHT TO RELET. Should Landlord elect to re-enter, as herein provided, or should it take possession, it may either terminate this Lease or make such reasonable alterations and repairs at Tenant's expense as may be necessary in order to relet the premises, and relet said premises or any part thereof upon reasonable terms and conditions and Landlord shall use its best efforts to mediate Tenant's damages.

     (c) LEGAL AND OTHER EXPENSES. In case suit shall be brought because of the breach of any covenant herein contained on the part of Tenant or Landlord to be kept or performed, and a breach shall be established, or a party shall successfully defend against an alleged breach, the party so breaching or unsuccessfully defending against an alleged breach shall pay to the party establishing the breach or successfully defending against an alleged breach, all expenses incurred therefor, including a reasonable attorney's fee and costs and any court having jurisdiction over the matter shall fix and order payment of same. The parties hereto waive any right to a trial by a jury to the maximum extent waivable.

     ARTICLE 16 - GENERAL. This Lease does not create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of Landlord and Tenant. No waiver of any default by a party hereunder shall be implied from any omission by the other party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. The marginal or topical headings of the several articles, paragraphs and clauses are for convenience only and do not define, limit or construe the contents of such articles, paragraphs or clauses. All preliminary negotiations are merged into and incorporated in the Lease. The laws of the State of Minnesota shall govern the validity, performance and enforcement of the Lease. This paragraph likewise applies in favor of the Tenant to the same extent as if it had been retyped with the applicable terminology reversed.

     (a) ENTIRE AGREEMENT. This Lease and the Exhibits attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the leased premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

     (b) PARTIAL INVALIDITY. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     ARTICLE 17 - HOLDING OVER. In the event Tenant remains in possession of the premises herein leased after the expiration of this Lease and without the execution of a new lease, it shall be deemed to be occupying said premises as a tenant from month-to-month, subject to all the conditions, provisions and obligations of the Lease insofar as the same can be applicable to a month-to-month tenancy.

     ARTICLE 18 - QUIET ENJOYMENT. Landlord covenants and agrees with Tenant and upon Tenant paying the rent and performing all of the terms and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby leased for the business uses permitted hereunder, subject, nevertheless, to the terms and conditions of this Lease.

     ARTICLE 19 - REAL ESTATE TAXES. Landlord shall pay all of the real estate taxes and installments of assessments (including interest thereon) attributable to the land and building of the leased premises, including the parking area and any and all charges or fees imposed by any City County or State, whether by special assessment or otherwise, for services rendered or to be rendered in the future to or for the benefit of all or any part of the leased premises and which are due and payable during the term or any renewal term of this Lease and Tenant shall be under no obligation to reimburse Landlord for any such matters.

     ARTICLE 20 - NOTICES. Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by registered or certified return receipt mail to Tenant at the address of the leased premises, and to Landlord at 3680 Victoria Street North, Shoreview, MN 55126 and either party may by like written notice at the address where rent is currently paid at any time designate a different address to which notices shall subsequently be sent.

     ARTICLE 21 - SUCCESSORS AND ASSIGNS. The terms, covenants and conditions hereof shall be binding upon and inure to the successors in interest and assigns of the parties hereto.

     ARTICLE 22 - NON-LIABILITY. Landlord, except for Landlord's intentional or negligent acts, shall not be liable for any damage to property of Tenant or of others located on

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the leased premises, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise.

     ARTICLE 23 - HAZARDOUS MATERIALS INDEMNITY. Tenant covenants, represents and warrants to Landlord, its successors and assigns, (i) that it will not use or permit the leased premises to be used, whether directly or through contractors, agents or tenants, for the generating, transporting, treating, storage, manufacture, emission of, spillage, or disposal of any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances as defined in the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980 as amended by the Super Fund Amendments Reauthorization Act of 1986 ("CERCLA"), the Federal Resource Conservation and Recovery Act of 1976 ("RCRA"), the Minnesota Petroleum Tank Release Cleanup Act (Minn. Stat.
Section 115C), or the Minnesota Response and Liability Act (Minn. Stat.
Section 115B) ("MERLA"), or any other federal, state or local environmental laws, statutes, regulations, requirements and ordinances as amended from time to time ("Hazardous Materials") in violation of any applicable law (provided that Tenant may use the leased premises or permit the uses specified in this subparagraph provided they do so in compliance with the requirements of any Federal, State, or local government or any agency or department thereof without the written consent of the Landlord); (ii) that it will disclose within 3 business days any investigations or reports involving Tenant, or the leased premises by any governmental authority which in any way pertain to Hazardous Materials (iii) that Tenant shall not bring upon, use in, or incorporate into the leased premises any polychlorinated biphenyls (PCB's), petroleum or petroleum based derivations, urea formaldehyde, or asbestos except in compliance with the requirements at law.

     Landlord covenants, represents and warrants to Tenant, its successors and assigns, to its knowledge, (i) that it has not used or permitted the leased premises to be used, for the generating, transporting, treating, storage, manufacture, emission of, or disposal of any Hazardous Materials; (ii) that there have been no investigations or reports involving Landlord, or the leased premises by any governmental authority which in any way pertain to Hazardous Materials (iii) that the operation of the leased premises is not currently violating any federal, state or local law, regulation, ordinance or requirement governing Hazardous Materials; (iv) that the leased premises is not listed in the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites nor any other list, schedule, log, inventory or record of Hazardous Materials or hazardous waste sites, whether maintained by the United States Government or any state or local agency; and
(v) that the leased premises does not contain any PCB's, petroleum or petroleum based derivations, urea formaldehyde, or asbestos, except as may have been disclosed in writing to Tenant by Landlord at the time of execution and delivery of this Lease. In connection with the purchase of certain assets by Tenant from Landlord, Tenant's environmental engineer is undertaking a Phase I Environmental Assessment of the Premises, which may or may not be completed as of the commencement of the term hereof and approval of which shall not be unreasonably withheld. If the Phase I Environmental Assessment has not been completed as of the commencement of the term hereof, Tenant shall take reasonable action to have it promptly completed. Tenant's environmental engineer shall be permitted reasonable access to the leased premises for the purpose of conducting such inspections as may be necessary in order to complete the Phase I Environmental Assessment. In the event that the Phase I Environmental Assessment discloses matters of concern which may require testing that

                                       8

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would fall within the scope of what is commonly referred to as a Phase II
Environmental Assessment, Landlord agrees to pay the cost of performing such tests and preparation of a Phase II Environmental Assessment and shall undertake and pay the cost of any remedial action recommended therein or required or recommended by any governmental agency. In the event that a Phase I or Phase II Environmental Assessment discloses the release or discharge of any Hazardous Substance upon the leased premises, as between Landlord and Tenant, Landlord shall be irrebuttably presumed to be the sole party responsible for such release or discharge and such release or discharge shall be deemed to have occurred prior to the date hereof even though Tenant may subsequent to the date of this Lease use similar chemicals, Hazardous Substances or processes to those used by Landlord prior to the date of this Lease and Landlord hereby agrees to indemnify and hold harmless Tenant against loss or liability including attorneys' fees to third parties and governmental authorities arising out of such releases or discharges occurring prior to the effective date of this Lease and Tenant agrees to indemnify and hold harmless Landlord against any loss or liability including attorneys' fees to third parties and governmental authorities arising out of such subsequent releases or discharges. Tenant shall repair or fill any borings taken as part of the Phase II Environmental Assessment.

     Additionally, each party agrees to indemnify and reimburse the other party, its successors and assigns, for:

     (a) any breach of any representations or warranties, and

     (b) any loss, damage, expense or cost arising out of or incurred by the other party which is the result of a breach of, misstatement of or misrepresentation of the above covenants, representations and warranties, and together with all attorneys' fees, costs and disbursements incurred in connection with the defense of any action against Landlord arising out of the above. These covenants, representations and warranties shall be deemed continuing covenants, representations and warranties for the benefit of Landlord, and any successors and assigns of Landlord and shall survive expiration or sooner termination of this Lease. The amount of all such indemnified loss, damage, expense or cost, shall bear interest thereon at the rate of 1% in excess of the prime rate or reference rate established from time to time by Norwest Bank of Minnesota, N.A. and shall become immediately due and payable in full on demand of any party so indemnified and entitled to reimbursement, its successors and assigns. The indemnification contained herein shall survive expiration or sooner termination of this Lease.

     ARTICLE 24 - MISCELLANEOUS.

     (a) The paragraph headings of this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this agreement or any provision thereof or in any way affect this agreement.

     (b) This Lease may be executed in counterparts and when so executed shall constitute one agreement binding on all parties hereto, notwithstanding that they are not signatory to the original or same counterpart.

     This Lease is a gross lease and Tenant shall not be obligated to pay all or any portion of AD VALOREM real estate taxes, assessments, insurance premiums, or any other Landlord obligations or incurred costs or expenses, and Tenant shall be put to no other expense except its obligation to pay rent and utilities and other expenses specifically described herein.

     ARTICLE 25 - QUIET PERIOD. For a period of 120 days after the date hereof Landlord agrees (i) not to list the leased Premises for sale with a broker,
(ii) not to offer the leased premises for sale, and (iii) not to negotiate with any third party for sale of the leased premises nor enter into any agreement of sale.

     IN WITNESS WHEREOF, the Landlord and the Tenant have hereunto set their hands the day and year first above written.

                                   LANDLORD:

                                   DELUXE CORPORATION, a Minnesota corporation


                                   By:  /s/ Guy C. Feltz
                                      ____________________________________

                                      Its:  VICE PRESIDENT-GM
                                          ________________________________

                                   By:  /s/ Stephen C. Peterson
                                      ____________________________________

                                      Its:  VICE PRESIDENT
                                          ________________________________

                                   TENANT:

                                   NORTHSTAR COMPUTER FORMS, INC., a Minnesota corporation


                                   bY:  /S/ Roger Bredesen
                                      ________________________________

                                      Its:  CHAIRMAN C.E.O.
                                          ____________________________

                                       10

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                                        EXHIBIT A

T.L. #46356

                           LEGAL DESCRIPTION

All that part of the Northeast quarter (NE 1/4) of the Southwest quarter (SW 1/4), of Section Eight (8), Township Twenty-nine (29), Range Twenty-three
(23), lying Southeast of the Southeast line of right of way acquired by St. Croix Falls, Minnesota Improvement Company, except that part thereof lying in the West 189 feet of said Northeast quarter (NE 1/4) of Southwest quarter (SW 1/4) and except that part thereof lying Easterly of a line described as follows:

   Beginning at the intersection of the north line of right of way of Trunk Highway No. 36, and the center line of St. Croix Street; thence running Northerly on said center line, 140.1 feet; thence reflecting 17 degrees 44 minutes left on said center line, 310.95 feet; thence deflecting 40 degrees 00 minutes left, 50 feet; thence Northwesterly 291.8 feet, more or less, to a point distant 322.31 feet from the North line of said Northeast quarter (NE 1/4) of Southwest quarter (SW 1/4) measured on said Southeasterly line; and except part thereof lying East of a Southerly extension of said center line of St. Croix Street; Subject to St. Croix Street, Trunk Highway No. 36 and Northern States Power Company's easement, according to the United States Government Survey thereof.

      (Registered Property)